UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 3, 2007

Harris Interactive Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27577	16-1538028
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

135 Corporate Woods, Rochester , New York		14623
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-272-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 3, 2007, Harris Interactive Inc. (the "Company") entered into amendments to its Credit Agreement with JPMorgan Chase Bank, N.A. for a Line of Credit (the "Credit Facility") and the related Line of Credit Note (the "Note"). The amendments resulted in an increase in the Credit Facility from $15.0 million to $25.0 million and an extension of the payment date on the Note from May 31, 2007 to April 1, 2008. All other terms and conditions of the Credit Facility and Note remain unchanged. A copy of the amendments to the Credit Agreement and Note are being filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K. Copies of the Credit Agreement and Note were filed as Exhibits 10.1 and 10.2, respectively, to the Company's Current Report on Form 8-K, filed on August 21, 2006.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, "Entry into a Material Definitive Agreement," is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Amendment to Credit Agreement by and between the Company and JPMorgan Chase Bank, N.A., dated April 3, 2007

Exhibit 10.2 Amendment to Line of Credit Note by and between the Company and JPMorgan Chase Bank, N.A., dated April 3, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harris Interactive Inc.

April 9, 2007	By:	Ronald E. Salluzzo

Name: Ronald E. Salluzzo
Title: Chief Financial Officer and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to Credit Agreement by and between the Company and JPMorgan Chase Bank, N.A., dated April 3, 2007
10.2	Amendment to Line of Credit Note by and between the Company and JPMorgan Chase Bank, N.A., dated April 3, 2007